- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------


                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 16, 1994
                                                  --------------------


                         Joslyn Corporation
         --------------------------------------------------
         (Exact name of registrant as specified in charter)



    Illinois                  0-1252                36-3560095
- ---------------          ---------------         --------------
(State or other          (Commission File        (IRS Employer
jurisdiction of              Number)             Identification
incorporation)                                        No.)



  30 South Wacker Drive, Chicago, Illinois                60606
- ------------------------------------------              ---------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (312) 454-2900
                                                   ------------------


                       Not applicable
- -------------------------------------------------------------------
  (Former name or former address, if changed since last report)


- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------

                          EXHIBIT INDEX ON PAGE 5

ITEM 5.  OTHER EVENTS.


          (A)  ANTICIPATED THIRD QUARTER CHARGE.


          On September 16, 1994, the Registrant issued a press release disclosing that it anticipates taking a third quarter charge against earnings for increased environmental reserves, principally relating to a previously disclosed site in Panama, Oklahoma. A copy of the Registrant's press release is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

          (B)  AMENDED AND RESTATED BY-LAWS.

          On September 16, 1994, the Registrant's Board of Directors approved an amendment and restatement of the Registrant's By-Laws. Among other changes, the Registrant's By-Laws now provide that except as otherwise provided by applicable law, a shareholder wishing to make a proposal for shareholder vote at an annual meeting or to nominate a candidate for election to the Board at an annual meeting is required to give written notice to the Secretary of the Registrant of his or her intention to make such a proposal or nomination. The notice must be received by the Registrant not less than 60 days nor more than 90 days prior to the annual meeting, or if less than 75 days' notice or prior public disclosure of the meeting date is given or made, the notice must be received within 10 days after the meeting date is announced. The notice is required to contain certain information about both the shareholder giving the notice and the proposal or nominee. The Registrant may require that the proposed nominee furnish other information to determine that person's eligibility to serve as director. A proposal or nomination that does not comply with the above procedure will be disregarded.

            Such notices of proposals or nominations should be addressed to Wayne M. Koprowski, Secretary, Joslyn Corporation, 30 South Wacker Drive, Chicago, Illinois 60606. The 1995 Annual Meeting of the shareholders of the Registrant is currently scheduled to be held on April 26, 1995.

          A copy of the By-Laws of the Registrant, as amended and restated, is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

          (C)  CHANGES IN SEVERANCE ARRANGEMENTS AND BENEFIT PLANS.

          At its meeting held on September 16, 1994, the Registrant's Board of Directors also updated its severance arrangements for key employees by approving severance agreements for three key executive officers and severance policies for 42 other key employees. Under the new arrangements, severance payments would be made and certain employee benefits would be continued in the event of a change in control of the Registrant, as defined in the agreements and policies, and a termination of employment of the covered key employees. The Registrant estimates that if there were a change in its control followed by a termination of employment of all of the key employees covered by the updated arrangements, the cost to the Registrant as a result of the updating of its severance arrangements would increase by approximately $1,750,000 to approximately $3,800,000. At that same meeting, the Board of Directors of the Registrant also approved amendments to the Registrant's Executive Management Incentive Plan, Parity Compensation Plan and Employees' Savings and Profit Sharing Plan which provide, in each case, that if there is a change in control of the Registrant followed by a termination of the plan or a reduction in benefit levels thereunder, accrued benefits for the then current year would be protected.

          Copies of the new agreements, policies and benefit plan amendments (other than the amendment to the Employees' Savings and Profit Sharing Plan) are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.   Exhibits.
          ---------
          3 By-Laws of the Registrant, as amended and restated on September 16, 1994.

          10.1 Form of Severance Agreement between the Registrant and Lawrence G. Wolski.

          10.2 Form of Severance Agreement between the Registrant and Wayne M. Koprowski.

          10.3 Form of Severance Agreement between the Registrant and George W. Diehl.

          10.4 Registrant's Severance Policy For Corporate Managers.

          10.5 Registrant's Severance Plan For Corporate Staff For Change In Control Situations.

          10.6 September 16, 1994 Amendment to Executive Management Incentive Plan.

          10.7 Septenber 16, 1994 Amendment to Parity Compensation Plan.

          20   Press Release of the Registrant issued September 16,
               1994.

                              SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              JOSLYN CORPORATION




                              By:  /s/    L. G. Wolski
                                 -----------------------------
                                  Name:   L. G. Wolski
                                  Title:  Executive Vice President



Dated:  September 19, 1994

                            EXHIBIT INDEX





Exhibit
Number         Description of Exhibit                                    Page
- --------       ----------------------                                    -----

 3             By-Laws of the Registrant, as amended and restated on         6
               September 16, 1994.

10.1           Form of Severance Agreement between the Registrant and       52
               Lawrence G. Wolski.

10.2           Form of Severance Agreement between the Registrant and       69
               Wayne M. Koprowski.

10.3           Form of Severance Agreement between the Registrantand        86
               George W. Diehl.

10.4           Registrant's Severance Policy For Corporate Managers.       103

10.5           Registrant's Severance Plan For Corporate Staff For         119
               Change In Control Situations.

10.6           September 16, 1994 Amendment to Executive Management        125
               Incentive Plan.

10.7           September 16, 1994 Amendment to Parity Plan.                128

20             Press Release of the Registrant issued September 16,        132
                1994.

                                                                 EXHIBIT 3


                                           BY-LAWS

                                             OF

                                     JOSLYN CORPORATION

                                  (AN ILLINOIS CORPORATION)





                       AS AMENDED AND RESTATED ON SEPTEMBER 16, 1994

                                               BY-LAWS
                                                 OF
                                         JOSLYN CORPORATION

                            As Amended and Restated on September 16, 1994

                                         TABLE OF CONTENTS
                                        -------------------




ELEMENT                   TOPIC                                         PAGE
- -------                  -------                                       ------

ARTICLE I  OFFICES, BOOKS AND RECORDS                                       1

Section 1.1  Offices                                                        1
Section 1.2  Books and Records                                              1

ARTICLE II  MEETINGS OF SHAREHOLDERS                                        1

Section 2.1  Place of Meetings                                              1
Section 2.2  Annual Meetings                                                2
Section 2.3  Special Meetings                                               4
Section 2.4  Notice of Meetings                                             4
Section 2.5  List of Shareholders                                           5
Section 2.6  Quorum and Adjournments                                        5
Section 2.7  Organization                                                   6
Section 2.8  Order of Business and Procedure                                7
Section 2.9  Voting by Shareholders                                         8
Section 2.10 Voting by Proxies                                              8
Section 2.11 Required Vote                                                  8
Section 2.12 Ballots                                                        9

ARTICLE III  BOARD OF DIRECTORS                                             9

Section 3.1  General Powers                                                 9
Section 3.2  Number, Qualifications, Terms of Office and Chairman          10
Section 3.3  Election of Directors                                         11
Section 3.4  Newly Created Directorships and Vacancies                     12
Section 3.5  Place of Meetings                                             12
Section 3.6  Annual Meetings                                               13
Section 3.7  Regular Meetings                                              13
Section 3.8  Special Meetings                                              13
Section 3.9  Quorum and Manner of Acting                                   14
Section 3.10 Presence at Meetings                                          15
Section 3.11 Organization and Procedure                                    15
Section 3.12 Minutes of Meetings                                           15
Section 3.13 Informal Action by Unanimous Consent                          15
Section 3.14 Compensation                                                  16
Section 3.15 Reliance Upon Records                                         16

ARTICLE IV EXECUTIVE COMMITTEE                                              17

Section 4.1. Designation, Term and Vacancies                                17
Section 4.2. Powers                                                         18
Section 4.3. Procedures, Meetings, Voting and Records                       19



ARTICLE V OFFICERS                                                          20

Section 5.1.  Designation                                                   20
Section 5.2.  Election and Qualifications                                   20
Section 5.3.  Term of Office                                                20
Section 5.4.  Vacancies                                                     21
Section 5.5.  Appointive Officers                                           21
Section 5.6.  Compensation                                                  21
Section 5.7.  Bonds                                                         22
Section 5.8.  Employment Contracts                                          22
Section 5.9.  Chief Executive Officer                                       22
Section 5.10. President                                                     23
Section 5.11. Vice Presidents                                               23
Section 5.12. Secretary                                                     24
Section 5.13. Assistant Secretaries                                         25
Section 5.14. Treasurer                                                     25
Section 5.15. Assistant Treasurers                                          27
Section 5.16. Chief Financial Officer                                       27
Section 5.17. Controller                                                    28
Section 5.18. Assistant Controllers                                         29

ARTICLE VI    INDEMNIFICATION                                               29

Section 6.1.  General                                                       29
Section 6.2.  Determination of Indemnification                              31
Section 6.3.  Advancement of Expenses                                       31
Section 6.4.  Non-Exclusivity                                               32
Section 6.5.  Certain Definitions                                           32
Section 6.6.  Insurance                                                     33
Section 6.7.  Reports                                                       33
Section 6.8.  Contract with the Corporation                                 33

ARTICLE VII  CHECKS, CONTRACTS, LOANS AND BANK ACCOUNTS                     34

Section 7.1.  Checks, Drafts, etc.                                          34
Section 7.2.  Contracts                                                     34
Section 7.3.  Loans                                                         35
Section 7.4.  Deposits                                                      35

ARTICLE VIII  SHARES AND THEIR TRANSFER                                     35

Section 8.1.  Certificates of Stock                                         35
Section 8.2.  Transfer of Stock                                             36
Section 8.3.  Lost, Destroyed, Stolen and Mutilated Certificates            36
Section 8.4.  Transfer Agent and Registrar and Regulations                  37
Section 8.5.  Record Date                                                   37

ARTICLE IX  MISCELLANEOUS PROVISIONS                                        38

Section 9.1.  Seal                                                          38
Section 9.2.  Fiscal Year                                                   38
Section 9.3.  Notices                                                       39
Section 9.4.  Waiver of Notice                                              39
Section 9.5.  Resignations                                                  40
Section 9.6.  Destruction of Records                                        40
Section 9.7.  Simultaneous Death of Directors                               41

ARTICLE X  INTERPRETATION, SEVERABILITY AND AMENDMENTS                      41

Section 10.1.  Interpretation                                               41
Section 10.2.  Severability                                                 41
Section 10.3.  Amendments                                                   42

                                     BY-LAWS
                                       OF
                               JOSLYN CORPORATION
                            (AN ILLINOIS CORPORATION)

                  AS AMENDED AND RESTATED ON SEPTEMBER 16, 1994

                                    ARTICLE I
                           OFFICES, BOOKS AND RECORDS

                                  SECTION 1.1.

                                    OFFICES

         There shall be maintained continuously a registered office and registered agent of JOSLYN CORPORATION (herein called the "Corporation") within the State of Illinois, the City of Chicago, County of Cook. The Corporation may also have such other offices at such other places both within or without the State of Illinois as the Board of Directors of the Corporation (herein called the "Board") may from time to time determine or the business of the Corporation may require.

                                  SECTION 1.2.

                               BOOKS AND RECORDS

           The books and records of the Corporation shall be kept at the registered office of the Corporation, or at such other place or places as the Board may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                                  SECTION 2.1.
                               PLACE OF MEETINGS

         Meetings of shareholders shall be held at such place, either within or without the State of Illinois, as may be fixed from time to time by the Board and specified in the respective notices or waivers of notice thereof, provided that if the Board shall not so fix the place of any meeting of shareholders or if any special meeting of shareholders is called by a person or persons other than the Board, such meeting shall be held at the registered office of the Corporation.

                                  SECTION 2.2.
                                 ANNUAL MEETINGS

         2.2.1. An annual meeting of shareholders for the purpose of electing directors and the transaction of such other business as may properly be brought before the meeting shall be held each year at such time as may from time to time be determined by the Board.

         2.2.2. In the absence of such a determination by the Board prior to twenty (20) days before the fourth Tuesday in April of each year, such annual meeting shall be held on the fourth Wednesday in April at the hour of 11:00 a.m., unless that day is a legal holiday, and if it is a legal holiday, then on the next succeeding business day which is not a legal holiday.

         2.2.3. If, for any reason, the annual meeting shall not be held at the time herein provided, the same may be held within the earlier of six months after the end of the Corporation's fiscal year or fifteen months after its last annual meeting upon notice as hereinafter provided or the business thereof may be transacted at any special meeting of shareholders called for that purpose.

         2.2.4. Except as otherwise provided by law or the Articles of Incorporation (herein meaning the Articles of Incorporation of the Corporation as the same may be amended from time to time), the only business which properly shall be conducted at any annual meeting of shareholders shall
(i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in subsection 2.4.1., (ii) be brought before the meeting by or at the direction of the Board of Directors or the officer of the Corporation presiding at the meeting or (iii) have been specified in a written notice (a "Shareholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who is entitled to vote at such meeting. Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the annual meeting; PROVIDED, HOWEVER, that in the event that less than 75 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. Each Shareholder Meeting Notice shall set forth: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing to bring such item of business before the meeting; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Shareholder Meeting Notice and (iv) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to
Section 14 of the Securities Exchange Act of 1934, as amended. No business shall be brought before any annual meeting of shareholders of the Corporation otherwise than as provided in this Section; PROVIDED, HOWEVER, that nothing contained in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting. The person presiding at the annual meeting of shareholders shall, if the facts so warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this subsection and, if he should so determine and so declare to the meeting, any such business so determined to be not properly brought before the meeting shall not be transacted.

                                  SECTION 2.3.
                                SPECIAL MEETINGS

         2.3.1. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Board, the Chairman, the Chief Executive Officer or the President.

         2.3.2. Special meetings of shareholders for any purpose or purposes, unless otherwise prescribed by law, shall be called by the Secretary promptly upon receipt of a written demand, stating the purpose or purposes of the proposed meeting, of the holders of not less than one-fifth (1/5) of the number of outstanding shares of stock entitled to vote at such meeting.

         2.3.3. The business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the call thereof.

                                  SECTION 2.4.
                               NOTICE OF MEETINGS

         2.4.1. Written notice of each meeting of shareholders stating the place, day and hour of the meeting, unless otherwise prescribed by law or the Articles of Incorporation, shall be delivered by the Secretary, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting or, in the case of a meeting called for the purpose of acting upon a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.

         2.4.2. The notice of a special meeting shall state the purpose or purposes for which the meeting is called. It shall also identify the person or persons calling or directing the calling of the meeting.

                                  SECTION 2.5.
                              LIST OF SHAREHOLDERS

         2.5.1. The Secretary shall prepare, or cause to be prepared, within twenty (20) days after the record date for a meeting of the shareholders or ten days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares of each class of stock of the Corporation registered in the name of each shareholder.

         2.5.2. The list of shareholders entitled to vote at a meeting shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, for any purpose germane to the meeting, at any time during usual business hours, for a period of at least ten days prior to the meeting, at the registered office of the Corporation.

         2.5.3. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

         2.5.4. The validity of the proceedings had or taken at any meeting of shareholders shall in no way be affected by the failure of the Secretary to prepare such list or by reason of the fact that such list has not been so kept on file, subject to the inspection of shareholders, for ten days before such meeting.

         2.5.5. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

                                  SECTION 2.6.
                             QUORUM AND ADJOURNMENTS

         2.6.1. For the purpose of any action to be taken by shareholders at any meeting, the presence in person or by proxy of the shareholders of record holding a majority of the outstanding shares of stock of the Corporation, entitled to vote on a matter, shall constitute a quorum for consideration of such matter, except as otherwise expressly provided by law or by the Articles of Incorporation.

         2.6.2. If a quorum, as provided in subsection 2.6.1. hereof, shall not be present, in person or by proxy, at any meeting of the shareholders, the shareholders entitled to vote at the meeting present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.6.3. The absence from any meeting of shareholders of the number of holders of record of so much of the stock of the Corporation as required by law, the Articles of Incorporation or these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting if the number required in respect to such other matter or matters shall be present and provided always that a quorum must be present as provided in Section 2.6.1.

         2.6.4. Nothing in these by-laws shall affect the right to adjourn any meeting from time to time when a quorum is present.

                                  SECTION 2.7.
                                  ORGANIZATION

         2.7.1. At any meeting of shareholders, the Chairman, or in his absence the Chief Executive Officer, or in his absence the President, or in the absence of all of the foregoing, a Vice President appointed in writing by one of them, or in the absence of all of the foregoing, a person chosen by a majority of the votes entitled to be cast by the shareholders of the Corporation present in person or by proxy and entitled to vote at the meeting shall act as chairman of the meeting; and the Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         2.7.2. The Board, in advance of any meeting of shareholders, may appoint one or more inspectors of election to act at such meeting or any adjournment thereof.

         2.7.3. If inspectors of election are not appointed by the Board prior to any meeting of shareholders, the chairman of such meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors of election at any time during the course of the meeting.

         2.7.4. In case any inspector of election appointed pursuant to subsection 2.7.2. or 2.7.3. fails to appear or to act, the vacancy may be filled by the chairman of the meeting.

         2.7.5. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

         2.7.6. The duties of the inspectors of election shall be to ascertain and report the number of shares represented at the meeting, to determine the validity and effect of all proxies, to count all the votes and report the results thereof, and to do such other acts as are proper to conduct the election and voting with impartiality and fairness to the shareholders.

         2.7.7. If no inspector is appointed as herein provided, such duties shall be performed by the secretary of the meeting.

         2.7.8. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

                                  SECTION 2.8.
                         ORDER OF BUSINESS AND PROCEDURE

         2.8.1. The chairman of the meeting shall have the right to decide, without appeal, the order of business for such meeting and all procedural motions, questions and other matters (including the right to limit discussion as being unreasonably cumulative or prolonged or irrelevant to a pending question) pending before the meeting.

         2.8.2. The Corporation shall keep minutes of the proceedings of its shareholders' meetings.

                                  SECTION 2.9.
                             VOTING BY SHAREHOLDERS

         Except as otherwise expressly provided by law or by the Articles of Incorporation or these by-laws, each shareholder present in person or by proxy at any meeting shall have, on each matter on which such shareholder is entitled to vote, one vote with respect to each share of stock registered in his name on the books of the Corporation on the date fixed pursuant to
Section 8.5 hereof as the record date for the determination of shareholders entitled to notice of and to vote at such meeting.

                                  SECTION 2.10.
                                VOTING BY PROXIES

         Any shareholder entitled to vote at any meeting may vote either in person or by proxy, signed by such shareholder (or by his attorney-in-fact thereunto authorized in writing) and delivered to the secretary of the meeting; PROVIDED, HOWEVER, that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall continue to be in full force and effect until revoked by the person executing it prior to the vote pursuant thereto except as otherwise provided by law. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

                                  SECTION 2.11.
                                  REQUIRED VOTE

         2.11.1. Except as otherwise expressly provided by law or by the Articles of Incorporation or these by-laws, every matter other than that of the election of directors to be decided by shareholders at any meeting shall be decided by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on such matter, provided a quorum is present.

         2.11.2. In all elections for directors, every shareholder so entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates.

         2.11.3 In all elections for directors, except as otherwise required by law or the Articles of Incorporation, the number of nominees as determined in subsection 3.2.1 receiving the greatest number of votes to fill the vacancies on the Board shall be elected to fill those vacancies at the meeting of shareholders by the shareholders of the Corporation present in person or by proxy and entitled to vote in such election, provided a quorum is present at such meeting.

                                  SECTION 2.12.
                                     BALLOTS

         2.12.1. Unless directed by the chairman of the meeting or demanded by the holders of a majority of the shares of stock of the Corporation present in person or by proxy at any meeting and entitled to vote thereon, the vote on any matter need not be by ballot, but upon any such direction or such demand, such vote shall be taken by ballot.

         2.12.2. On a vote by ballot, each ballot, to be qualified and counted, shall be signed by the shareholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted by him. Anyone wishing to cumulate votes should receive a ballot and indicate how many shares will be voted for a director candidate/nominee.

                                   ARTICLE III
                               BOARD OF DIRECTORS

                                  SECTION 3.1.
                                 GENERAL POWERS

         3.1.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board as from time to time constituted.

         3.1.2. The Board may exercise all powers, rights and privileges of the Corporation (whether expressed or implied in the Articles of Incorporation or conferred by law) and do all acts and things which may be done by the Corporation, as are not by law, the Articles of Incorporation or these by-laws directed or required to be exercised or done by the shareholders.

                                  SECTION 3.2.
              NUMBER, QUALIFICATIONS, TERMS OF OFFICE AND CHAIRMAN

         3.2.1. The Board of Directors of the Corporation shall consist of no less than three (3) nor more than eight (8) persons. Notwithstanding any other provisions of these by-laws, any change by the Board in the number of directors shall be by resolution of the Board adopted by the affirmative vote of not less than seventy-five percent (75%) of the directors then qualified.

         3.2.2. The term of office of each director elected at any annual meeting of shareholders shall begin at the time of such election and expire at the next annual shareholders' meeting following their election.

         3.2.3. Notwithstanding the foregoing, the term of office of a director shall continue until the successor to such director shall be elected and qualified unless the directorship is eliminated, in which case the term of office shall expire at the appropriate annual meeting, or at any earlier time when such office, being lawfully vacant, is eliminated; PROVIDED, HOWEVER, that a decrease in the number of directors does not shorten an incumbent director's term.

         3.2.4. A person elected as a director shall be deemed to have qualified as a director if he shall have met the qualifications for directors prescribed by law, the Articles of Incorporation and these by-laws, and if he shall have indicated, in any form whatever, his willingness to serve as a director of the Corporation.

         3.2.5. One member of the Board shall be elected Chairman. The Chairman shall preside at all meetings of the shareholders of the Corporation and of the Board.

                                  SECTION 3.3.
                              ELECTION OF DIRECTORS

         3.3.1. Directors shall be elected as provided in these by-laws at each annual meeting of the shareholders, or if for any reason the election shall not have been held at an annual meeting, at any special meeting called for that purpose after proper notice. Directors shall be elected solely from those persons nominated for director at the meeting.

         3.3.2. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors pursuant to subsection 4.1.5. or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting at which directors are to be elected only if written notice of such shareholder's intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation in the City of Chicago, State of Illinois, not less than 60 days nor more than 90 days prior to the meeting; PROVIDED, HOWEVER, that, in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice shall set forth: (i) the name and record address of the shareholder who intends to make the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder and by the person or persons to be nominated as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons pursuant to which the nomination or nominations are to be made by such shareholder; (vi) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the Securities Exchange Act of 1934, as amended, and the proxy rules of the Securities and Exchange Commission thereunder; and (vii) the consent of each nominee to serve as a director of the corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The person presiding at the annual meeting of shareholders shall, if the facts so warrant, determine that a nomination was not made in accordance with the provisions of this subsection, and if he should so determine and so declare to the meeting, the defective nomination shall be disregarded. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

                                  SECTION 3.4.
                    NEWLY CREATED DIRECTORSHIPS AND VACANCIES

         3.4.1. Any vacancy occurring in the Board and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of the shareholders called for that purpose; PROVIDED, HOWEVER, that the Board may fill vacancies arising between meetings of shareholders for any reason including vacancies due to an increase in the number of directors.

         3.4.2. A director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he was elected. A director appointed by the Board to fill a vacancy shall serve until the next meeting of shareholders at which directors are to be elected.

                                  SECTION 3.5.
                                PLACE OF MEETINGS

         The Board may hold its meetings at any place within or without the State of Illinois.

                                  SECTION 3.6.
                                 ANNUAL MEETING

         A regular meeting of the Board for the purposes of organization, election of officers and transaction of such other business as the Board may choose shall be held, if practicable, at the close of each annual meeting of shareholders for election of directors and in the city where the annual meeting was held.

                                  SECTION 3.7.
                                REGULAR MEETINGS

         Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution or resolutions adopted by the Board without further notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                                  SECTION 3.8.
                                SPECIAL MEETINGS

         3.8.1. Special meetings of the Board may be called at any time by the Board, the Chairman, the Chief Executive Officer, the President or by such number of directors as shall be not less than a majority of the Board.

         3.8.2. Notice of a special meeting shall be given by the Secretary or by the person or persons calling such meeting, either personally or by mail or by public wire or wireless communications media or telephone, to each director not less than 24 hours before the time of such meeting.

         3.8.3 Every notice of a special meeting of the Board shall state the time and place of the meeting, which shall be fixed by the person or persons calling such meeting, but need not state the purposes thereof except as otherwise required by law or these by-laws.

                                  SECTION 3.9.
                           QUORUM AND MANNER OF ACTING

         3.9.1. At each meeting of the Board the presence of a majority of the directors then in office (as constituted pursuant to subsection 3.2.1. and selected pursuant to the provisions of Section 3.3 or 3.4 hereof) but not less than a majority of the minimum number of directors specified in Section
3.2.1 herein, shall be necessary to constitute a quorum for the transaction of business.

         3.9.2. The act of a majority of the directors present at the time of taking such vote, if a quorum shall be present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law, the Articles of Incorporation or these by-laws.

         3.9.3. Notwithstanding any other provisions of these by-laws, any consolidation or merger of the Corporation other than with a subsidiary corporation, any sale, lease, exchange, mortgage, pledge or other disposition of all, or substantially all, the property and assets of the Corporation, any dissolution or liquidation of the Corporation or any amendment to the Articles of Incorporation of the Corporation shall not be initiated or consummated, or submitted to the shareholders of the Corporation for their consideration, unless a resolution of the Board shall first be adopted by the affirmative vote of not less than seventy-five percent (75%) of the directors then qualified and acting recommending such action and directing the submission thereof to a vote at a meeting of shareholders, which may be either an annual or special meeting.

         3.9.4. Any meeting of the Board may be adjourned from time to time by a majority vote of the directors present at such meeting.

         3.9.5. In the absence of a quorum at such meeting, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present at the meeting.

                                  SECTION 3.10.
                              PRESENCE AT MEETINGS

         Directors may participate in and act at any meeting of the Board or any committee thereof through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes including fulfilling the requirements of subsection 3.9.1. through 3.9.5.

                                  SECTION 3.11.
                           ORGANIZATION AND PROCEDURE

         3.11.1. At each meeting of the Board, the Chairman, or in his absence the Chief Executive Officer if he is also a director, or in his absence the President if he is also a director, or in the absence of all of them a director chosen by the Board, shall act as chairman of the meeting.

         3.11.2 The Secretary of the Corporation, or in his absence an Assistant Secretary of the Corporation, or in the absence of all of the foregoing, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         3.11.3. The chairman of the meeting shall, without relinquishing the chairmanship of the meeting, have full power of discussion and voting power in respect to any matter before the meeting.

                                  SECTION 3.12.
                               MINUTES OF MEETINGS

         The Board shall cause to be kept minutes of its proceedings.

                                  SECTION 3.13.
                      INFORMAL ACTION BY UNANIMOUS CONSENT

         Unless otherwise restricted by statute, the provisions of the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or a committee thereof, or any other action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all the members of the committee, as the case may be, which consent shall be filed with the minutes of proceedings of the Board or committee.

                                  SECTION 3.14.
                                  COMPENSATION

         3.14.1. Each director shall be entitled to receive such compensation, fees and expenses, if any, for his services as a director as may be fixed from time to time by resolution of the Board.

         3.14.2. Each director shall also be entitled to receive such compensation, fees and expenses for his services rendered to the Corporation as an officer, member of committees, or in any capacity other than as a director, as may be provided from time to time by resolution of the Board, and he shall also be entitled to reimbursement for his expenses incurred in the performance of any such services.

                                  SECTION 3.15.
                              RELIANCE UPON RECORDS

                   Every director of the Corporation or member of any committee of the Board shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                   ARTICLE IV
                               EXECUTIVE COMMITTEE

                                  SECTION 4.1.
                         DESIGNATION, TERM AND VACANCIES

         4.1.1. The Board, by resolution passed by a majority of the entire Board, may designate two or more of its members, in which the Chief Executive Officer and the President shall be included (to the extent that they are also directors), as it may from time to time determine, to constitute an Executive Committee, and it may designate one or more other directors to serve as alternates for the members thereof in such order and manner as may be fixed by the Board.

         4.1.2. The term of office of each member of the Executive Committee shall be for a period beginning with the date of his designation and shall continue until his successor shall have been designated.

         4.1.3. Any member of the Executive Committee may be removed from the Executive Committee or his office may be declared vacant at any time by a majority of the Board without assigning (and without there existing) any reason or cause as the basis thereof.

         4.1.4. The Chief Executive Officer, if he is also a director, or in his absence the President, if he is also a director, or in the absence of both of them, a member of the Executive Committee selected by those present, shall preside at meetings of the Executive Committee, and the Secretary or any Assistant Secretary of the Corporation, or in the absence of all of these a member of the Executive Committee selected by those present, shall be the secretary of such meetings.

         4.1.5. The Board, by resolution passed by a majority of the entire Board, may create such other committees as it deems necessary. Each committee shall have two or more members, who shall serve at the pleasure of the Board.

                                  SECTION 4.2.
                                     POWERS

         4.2.1. During the intervals between meetings of the Board, the Executive Committee shall have, to the fullest extent permitted by law, but subject to any specific limitations imposed by the Articles of Incorporation, these by-laws or a resolution of the Board, all of the powers vested in or retained by the Board (whether or not the Executive Committee is specifically mentioned in the statute, the provisions of the Articles of Incorporation or these by-laws, the resolution or other instrument vesting or retaining any such power) and such further specific powers as may from time to time be conferred upon the Executive Committee by resolution of the Board. Any other committee shall have such powers as are designated from time to time by resolution of the Board, not to exceed these powers vested in the Executive Committee.

         4.2.2. A committee may exercise the powers vested in it in such manner as it shall deem to be in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board.

         4.2.3. The Executive Committee shall not have the power or authority of the Board to:

         (a)       Amend the Articles of Incorporation;
         (b)       Adopt a plan of merger or consolidation;
         (c) Approve or recommend to shareholders any act that the Illinois Business Corporation Act of 1983 (the "BCA"), as then amended, requires to be approved by shareholders;
         (d)       Fill vacancies on the Board or on any of its committees;
         (e)       Adopt, amend or repeal these by-laws;
         (f)       Declare a dividend or authorize any other distributions;
         (g)       Authorize the issuance of stock;
         (h)       Elect or remove officers of the Corporation;
         (i) Elect, remove or fix the compensation of members of any committee;
         (j) Amend, repeal or take action inconsistent with a resolution or action of the Board which by its terms provides that it shall not be amended or repealed by a committee;

         (k) Authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board; or

         (l) Authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan.

         4.2.4. All action taken by a committee shall be subject to revision or alteration by the Board at the meeting of the Board at which any such action is reported to the Board; PROVIDED, HOWEVER, that such revision or alteration shall not affect any action taken by any officer or employee of the Corporation, or by any third party, or any rights of third parties that have vested, in reliance upon any action or direction of a committee.

                                  SECTION 4.3.
                     PROCEDURE, MEETINGS, VOTING AND RECORDS

         4.3.1. A committee may prescribe for the conduct of its business such rules and regulations, not inconsistent with these by-laws or with such resolutions for the guidance and control of such committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any.

         4.3.2. A majority of the members of a committee exclusive of alternate members shall constitute a quorum for the transaction of business.

         4.3.3. The adoption of any resolution or the taking of any other action shall require the affirmative vote of a majority of the committee exclusive of alternate members as from time to time constituted.

         4.3.4. A committee shall keep minutes of its proceedings, and it shall report all action taken by it to the Board at the meeting thereof held next after the taking of such action.

                                    ARTICLE V
                                    OFFICERS

                                  SECTION 5.1.
                                   DESIGNATION

         5.1.1. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Chief Financial Officer; and there may be such other officers as shall be appointed in accordance with the provisions of Section
5.5. of these by-laws.

         5.1.2.  Any two or more offices may be held by the same person.

                                  SECTION 5.2.
                           ELECTION AND QUALIFICATIONS

         The principal officers of the Corporation shall be elected by the Board at any time.

                                  SECTION 5.3.
                                 TERM OF OFFICE

         5.3.1. Each principal officer of the Corporation shall hold office until the next annual meeting of the Board following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed.

         5.3.2. Any officer may be removed at any time by the Board with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby.

         5.3.3. The removal of an officer without cause shall be without prejudice to his contract rights, if any.

         5.3.4. The election of an officer shall not of itself create contract rights.

                                  SECTION 5.4.
                                    VACANCIES

         A vacancy in the office of a principal officer may, at the sole discretion of the Board, be filled for the unexpired portion of the term in the manner prescribed in these by-laws for regular election to such office. Vice Presidencies which have been vacated may be left vacant at the discretion of the Board.

                                  SECTION 5.5.
                               APPOINTIVE OFFICERS

         5.5.1. The Board or the Chief Executive Officer may appoint such officers other than principal officers, including a Controller and one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and officers having such other designations as the Board or the Chief Executive Officer may deem necessary or advisable, PROVIDED, HOWEVER, that any such appointment by the Chief Executive Officer shall be subject to confirmation by the Board at its next meeting following such appointment.

         5.5.2. The Chief Executive Officer or the President may appoint division officers.

         5.5.3. Each appointive officer shall hold his office or his position, as the case may be, for such period, have such authority, and perform such duties as may be provided in these by-laws or as the Board or the officer authorized to appoint such appointive officer may from time to time determine.

         5.5.4. The Chief Executive Officer or the appropriate appointing officer may prescribe additional duties to be performed by such officers and the Chief Executive Officer or the appropriate appointing officer may at any time suspend the duties, of whatever nature, of any such officer.

                                  SECTION 5.6.
                                  COMPENSATION

         5.6.1. The compensation of the Chief Executive Officer and each other principal officer shall be fixed and determined from time to time by the Board or a committee thereof duly authorized to fix and determine such compensation.

         5.6.2. The Chief Executive Officer shall fix and determine, or delegate in any manner he shall select, the power to fix and determine the compensation of all other officers, agents and employees of the corporation, unless the Board or a committee thereof shall by resolution otherwise direct.

                                  SECTION 5.7.
                                      BONDS

         5.7.1. The Treasurer and any Assistant Treasurer, and such other officers and agents of the Corporation as the Board or the Chief Executive Officer shall prescribe, may be required each to give bond to the Corporation in such form and amount and with such surety as the Board or the Chief Executive Officer may determine, conditioned upon the faithful performance of the duties of his office, and upon the return to the Corporation in the case of his death, resignation, retirement or removal, of all books, vouchers, money or other papers or things in his possession or under his control belonging to the Corporation.

         5.7.2.  The Corporation shall pay the premium cost of such bonds.

                                  SECTION 5.8.
                              EMPLOYMENT CONTRACTS

         Every employment for personal services to be rendered to the Corporation shall be at the pleasure of the Corporation unless it is under a contract in writing which has been duly executed on behalf of the Corporation and has been approved by the Board or by the Chief Executive Officer.

                                  SECTION 5.9.
                             CHIEF EXECUTIVE OFFICER

         5.9.1. Subject to the direction of the Board, the Chief Executive Officer, who may be, but is not required to be, the President of the Corporation, shall have general charge of the business of the Corporation.

         5.9.2. The Chief Executive Officer shall have full power to vote in the Corporation's name, in person or by proxy, all shares of stock of other corporations owned by the Corporation.

         5.9.3. The Chief Executive Officer may sign and execute all deeds, mortgages, bonds, contracts, checks or other instruments or obligations in the name of the Corporation.

         5.9.4. The Chief Executive Officer may sign, with the Secretary of the Corporation or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, all certificates for shares of capital stock of the Corporation.

         5.9.5. The Chief Executive Officer may appoint, remove, suspend and prescribe the duties and responsibilities of such agents and employees as he may deem necessary or advisable in the operations of the Corporation.

         5.9.6. The Chief Executive Officer shall have such other powers and perform such other duties as may be vested in him by law, by other provisions of these by-laws or by the Board.

                                  SECTION 5.10.
                                    PRESIDENT


         5.10.1. Subject to the direction of the Board and the Chief Executive Officer, the President shall be responsible for administering the operating policies of the Corporation, as established from time to time by the Board or the Chief Executive Officer.

         5.10.2. In the absence of the Chief Executive Officer or in the event of his inability to act, the President shall perform the responsibilities, authorities and duties of the Chief Executive Officer.

         5.10.3. The President shall have such other powers and perform such other duties as may from time to time be assigned to him by the Board or by the Chief Executive Officer.

                                  SECTION 5.11.
                                 VICE PRESIDENTS

         5.11.1. Each Vice President shall have such power and rank and perform such duties as the Board, the Chief Executive Officer or the President may from time to time prescribe.

         5.11.2. At the written request of the Chief Executive Officer or the President, any Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place.

         5.11.3. In the case of the death of the President, or in the case of his absence or inability to act without his first having designated a Vice President to act temporarily in his place, one or more Vice Presidents may be designated by the Chief Executive Officer to perform the duties, or any particular duty, of the President.

         5.11.4. Each Vice President may be given such additional designations or titles as, in the judgment of the Board, are descriptive of his duties or are otherwise appropriate to reflect his position or rank.

                                  SECTION 5.12.
                                    SECRETARY

         5.12.1. The Secretary of the Corporation shall attend all meetings of the shareholders and shall be and act as the secretary of such meetings unless a different secretary of the meeting shall have been appointed pursuant to these by-laws.

         5.12.2. The Secretary shall attend all meetings of the Board and of the Executive Committee and shall be and act as the secretary of such meetings unless a different secretary of such meetings shall have been appointed pursuant to these by-laws.

         5.12.3. The Secretary shall give, or cause to be given, all notices provided for in these by-laws or required by the Articles of Incorporation or by law.

         5.12.4. The Secretary shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with these by-laws.

         5.12.5. The Secretary shall have charge of the stock certificate books of the Corporation, and keep or cause to be kept the stock certificate books, stock transfer books and stock ledgers in such manner as to show, at all times, the amount of the capital stock issued and outstanding, the classes thereof, if any, the names alphabetically arranged, the places of residence of the holders of record thereof, the number of shares held by each and the time when each became a holder of record.

         5.12.6. The Secretary shall have charge of all books, records and papers of the Corporation relating to its organization as a Corporation and its legal affairs, shall have the authority to certify the by-laws and resolutions of the shareholders and the Board and committees thereof, and other documents of the Corporation as true and correct copies thereof, and shall see that all reports, statements and other documents required by law are properly kept or filed, except to the extent that the same are to be kept or filed by the Treasurer or Controller or by any appointive officer, agent or employee.

         5.12.7. The Secretary may sign with the Chief Executive Officer, the President or any Vice President any or all certificates of stock of the Corporation.

         5.12.8. In general, the Secretary shall exercise all powers and perform all duties incident to the office of Secretary and such other powers and duties as may from time to time be assigned to him by the Board, the Chief Executive Officer or the President or be prescribed by these by-laws.

                                  SECTION 5.13.
                              ASSISTANT SECRETARIES

         5.13.1. When one or more Assistant Secretaries have been appointed, he or they shall assist at all times in the performance of the duties of the Secretary, subject to his control and direction, and, in the absence of the Secretary, or in the event of his inability or refusal to act, an Assistant Secretary designated therefor by the Board, the Chief Executive Officer or the President, or in the absence of such designation, any Assistant Secretary, may exercise the powers and perform the duties of the Secretary.

         5.13.2. Each Assistant Secretary shall exercise such powers and perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer, the President or the Secretary, or be prescribed by these by-laws.

                                  SECTION 5.14.
                                    TREASURER

         5.14.1. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursements of the corporate funds and securities.

         5.14.2. The Treasurer shall be responsible for the deposit of all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board, the Chief Financial Officer (or by an officer of the Corporation pursuant to any delegation of such authority by the Board).

         5.14.3. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Financial Officer or as may be authorized pursuant to authorizations of the Board or these by-laws, and he shall require proper vouchers or other evidence supporting such disbursements.

         5.14.4. The Treasurer shall be responsible for administering policies of the Corporation with respect to the approving, granting or extending of credit by the Corporation.

         5.14.5. The Treasurer shall have the custody of such books, receipted vouchers and other books and papers as in the practical business operations of the Corporation shall naturally belong to the office or custody of the Treasurer, or as shall be placed in his custody by the Board or by the Chief Executive Officer, the President or the Chief Financial Officer.

         5.14.6. The Treasurer shall render to the Board, or to the Chief Executive Officer, the President or the Chief Financial Officer, whenever they may require it, an account of all of his transactions as Treasurer.

         5.14.7. The Treasurer may sign with the Chief Executive Officer or the President or any Vice President any or all certificates of stock of the Corporation.

         5.14.8. In general, the Treasurer shall exercise all powers and perform all duties incident to the office of Treasurer and such other powers and duties as may from time to time be assigned to him by the Board, the Chief Executive Officer, the President or the Chief Financial Officer or be prescribed by these by-laws.

         5.14.9. The duties of the Treasurer shall extend to all subsidiary corporations and, so far as the Board, the Chief Executive Officer, the President or the Chief Financial Officer may deem practicable, to all affiliated corporations.

                                  SECTION 5.15.
                              ASSISTANT TREASURERS

         5.15.1. When one or more Assistant Treasurers have been appointed, he or they shall assist at all times in the performance of the duties of the Treasurer, subject to his control and direction, and, in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer designated therefor by the Board, the Chief Executive Officer or the President, or in the absence of such designation, any Assistant Treasurer, shall exercise the powers and perform the duties of the Treasurer.

         5.15.2. Each Assistant Treasurer shall exercise such powers and perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer, or be prescribed by these by-laws.

                                  SECTION 5.16.
                             CHIEF FINANCIAL OFFICER

         5.16.1. The Chief Financial Officer shall be responsible for the Corporation's overall financial plans and policies.

         5.16.2. The Chief Financial Officer shall supervise the Treasury function in providing and directing procedures for the safeguarding of Corporate assets, investing cash in excess of normal requirements and obtaining debt or capital financing.

         5.16.3. The Chief Financial Officer shall direct the Controllership function in providing and directing procedures and systems necessary to maintain proper records and to afford adequate accounting controls and services.

         5.16.4. The Chief Financial Officer shall, with the assistance of the Controller, appraise the Corporation's financial position and issue periodic financial and operating reports.

         5.16.5. The Chief Financial Officer shall, with the assistance of the Controller, direct and coordinate the establishment of corporate budget programs.

         5.16.6. The Chief Financial Officer shall assist the Vice Presidents in coordinating expenditure programs with forecasted cash flow.

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




         5.16.7. The Chief Financial Officer shall establish operating performance criteria (e.g. cost of capital).

         5.16.8. The Chief Financial Officer may be responsible for supervision of the corporate data processing and tax functions.

         5.16.9. The Chief Financial Officer may be responsible for the Corporation's insurance and audit programs.

         5.16.10. The Chief Financial Officer shall be the Corporation's contact with the financial community and financial press.

         5.16.11. The Chief Financial Officer shall perform all the duties ordinarily connected with the office of Chief Financial Officer and such other duties or special projects as may be assigned him from to time by the Board, the Chief Executive Officer, the President, or by these by-laws.

                                  SECTION 5.17.
                                   CONTROLLER

         5.17.1. The Controller shall be the chief accounting officer of the Corporation and shall have charge of the Corporation's books of accounts.

         5.17.2. The Controller shall maintain full and accurate records of all assets, liabilities, commitments and financial transactions of the Corporation.

         5.17.3. The Controller shall see that an adequate system of internal control is maintained and that all reasonable measures are taken to protect the Corporation's assets.

         5.17.4. The Controller shall compile costs of production and distribution.

         5.17.5. The Controller shall prepare and interpret all statistical records and reports of the Corporation.

         5.17.6. The Controller shall render such financial statements and other information as may be directed by the Chief Financial Officer.

         5.17.7. In general, the Controller shall perform all duties ordinarily connected with the office of Controller and such other duties as from time to time may be assigned to him by the Board, the Chief Executive Officer, the President or the Chief Financial Officer or be prescribed by these by-laws.

                                  SECTION 5.18.
                              ASSISTANT CONTROLLERS

         5.18.1. When one or more Assistant Controllers have been appointed, he or they shall assist at all times in the performance of the duties of the Controller, subject to his control and direction, and, in the absence of the Controller, or in the event of his inability or refusal to act, the Assistant Controller designated by the Board or the Chief Executive Officer, the President or the Chief Financial Officer, or in the absence of such designation, any Assistant Controller, shall exercise the powers and perform the duties of the Controller.

         5.18.2. Each Assistant Controller shall exercise such powers and perform such duties as may from time to time be assigned to him by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Controller, or be prescribed by these by-laws.

                                   ARTICLE VI
                                 INDEMNIFICATION

                                  SECTION 6.1.
                                     GENERAL

         6.1.1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Article Eight of the Articles of Incorporation of the Corporation or the BCA, as the same existed on the date of incorporation of the Corporation or may thereafter be amended (but in the case of amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Articles of Incorporation or the BCA permitted the Corporation to provide prior to such amendment) against all expenses (including attorneys' fees), judgments, fines, and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his conduct was unlawful.

         6.1.2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, to the fullest extent permitted under Article Eight of the Articles of Incorporation of the Corporation or the BCA, as the same existed on the date of incorporation of the Corporation or may thereafter be amended (but in the case of amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Articles of Incorporation or the BCA permitted the Corporation to provide prior to such amendment) against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the Corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         6.1.3. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsection 6.1.1. or subsection 6.1.2., or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                                  SECTION 6.2.
                        DETERMINATION OF INDEMNIFICATION

         Any indemnification or advancement of expenses under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized as provided by Section 8.75(d) or Section 8.75(e) of the BCA, as then amended, or any successor provisions, within 30 days of a request for indemnification.

                                  SECTION 6.3.
                             ADVANCEMENT OF EXPENSES

         Expenses actually and reasonably incurred in defending a civil or criminal action, suit or proceeding referred to in subsection 6.1.1. or subsection 6.1.2. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

                                  SECTION 6.4.
                                 NON-EXCLUSIVITY

         The indemnification and advancement of expenses provided by or granted under this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of that person.

                                  SECTION 6.5.
                               CERTAIN DEFINITIONS

         6.5.1. For purposes of this Article VI, references to the "Corporation" shall include, in addition to the surviving corporation, any constituent corporation (including any constituent of a constituent corporation) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was or who has agreed to become a director, officer, employee or agent of such constituent corporation, or is or was serving or has agreed to serve at the request of such constituent corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         6.5.2. For purposes of this Article VI, any reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including, without limitation, serving as a trustee or other fiduciary of an employee benefit plan. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this
Article VI.

                                  SECTION 6.6.
                                    INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Section 8.75 of the BCA or otherwise.

                                  SECTION 6.7.
                                     REPORTS

         If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

                                  SECTION 6.8.
                          CONTRACT WITH THE CORPORATION

         The provisions of this Article VI shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in any capacity referred to in Section 6.1 at any time while this
Article is in effect; and any repeal or modification of this Article VI or any repeal or modification of the relevant provisions of the BCA or any other applicable law shall not in any way diminish any rights to indemnification or advancement of expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts.

                                   ARTICLE VII
                   CHECKS, CONTRACTS, LOANS AND BANK ACCOUNTS

                                  SECTION 7.1.
                              CHECKS, DRAFTS, ETC.

         7.1.1. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed as the Board may direct.

         7.1.2. The Board may from time to time authorize facsimile signatures of the officers of the Corporation to be utilized in lieu of manual signatures.

                                  SECTION 7.2.
                                    CONTRACTS

         The Board may authorize one or more officers, agents or employees of the Corporation to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; PROVIDED, HOWEVER, that this Section 7.2 shall not be a limitation on the powers of office granted under Article V of these by-laws.

                                  SECTION 7.3.
                                      LOANS

         No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in the Corporation's name unless it is authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

                                  SECTION 7.4.
                                    DEPOSITS

         All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such general or special bank account or accounts in such banks, trust companies or other depositaries as the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time designate; and the Board may make such general or special rules and regulations with respect thereto, not inconsistent with the provision of these by-laws, as it may deem expedient.

                                  ARTICLE VIII
                            SHARES AND THEIR TRANSFER

                                  SECTION 8.1.
                              CERTIFICATES OF STOCK

         8.1.1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares of stock in such form as, subject to the laws of the State of Illinois, the Board of Directors may from time to time prescribe.

         8.1.2. Certificates of stock shall be signed by the Chief Executive Officer or President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, which signatures may be by facsimile on any certificate countersigned by a transfer agent or registered by a registrar (other than the Corporation itself).

         8.1.3. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer before such certificate is issued, the Certificates may be issued by the Corporation with the same effect as if he were an officer at the date of issuance.

                                  SECTION 8.2.
                                TRANSFER OF STOCK

         8.2.1. Transfers of shares of stock of the Corporation shall be made on payment of all taxes thereon and presentment to the Corporation or its transfer agent for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, theft or mutilation of certificates) properly endorsed by the registered holder thereof or accompanied by proper evidence of succession, assignment or authority to transfer, together with such reasonable assurance as the Corporation or its transfer agent may require that the said endorsement is genuine and effective.

         8.2.2. A person in whose name shares of stock are registered on the books of the Corporation shall be deemed the owner thereof by the Corporation, and, upon any transfer of shares, the person or persons into whose name or names such shares shall be transferred shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation as against the Corporation or any other person or persons.

                                  SECTION  8.3.
               LOST, DESTROYED, STOLEN AND MUTILATED CERTIFICATES

         8.3.1 The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate for any such stock, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates of stock upon the surrender of the mutilated certificate, or in case of loss, destruction or theft, upon satisfactory proof of such loss, destruction or theft; and, the Board may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, destroyed or stolen.

         8.3.2. The powers hereinabove vested in the Board may be delegated by it to any officer or officers of the Corporation.

                                  SECTION 8.4.
                  TRANSFER AGENT AND REGISTRAR AND REGULATIONS

         8.4.1. The Corporation shall, if and whenever the Board shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board, where such shares of stock shall be registered, and no certificate for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may appoint the same person to be the transfer agent and the registrar.

         8.4.2. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

         8.4.3. The Corporation may itself, at the discretion of the Board, act as transfer agent in such a manner as the Board shall direct.

                                  SECTION 8.5.
                                   RECORD DATE

         8.5.1. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment or any rights, or to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of determining shareholders for any other lawful reason, the Board may fix in advance a record date which shall not be more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, before the date of such meeting.

         8.5.2 If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                                  SECTION 9.1.
                                      SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board may from time to time determine. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof and permitted by law, a facsimile thereof may be impressed or affixed or reproduced.

                                  SECTION 9.2.
                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on December 31 of each calendar year.

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



                                  SECTION 9.3.
                                     NOTICES

         9.3.1. Any notice required by these by-laws, or otherwise, to be given shall be deemed to have been given in person if delivered in person to the person to whom such notice is addressed, and shall be deemed to have been given by mail to any persons entitled thereto at the time if shall have been deposited in the United States mail, enclosed in a postage prepaid envelope, and shall be deemed to have been given by wire or wireless communication media when the same shall have been delivered for prepaid transmission into the custody of a company ordinarily engaged in the transmission of such messages; such postage prepaid envelope or such wire or wireless communication message being addressed to such person at his address as it appears on the books and records of the Corporation, or if no address appears on such books and records of the Corporation, then at such address as shall be otherwise known to the Secretary, or if no such address appears on such books and records or is otherwise known to the Secretary, then in care of the registered agent of the Corporation in the State of Illinois.

         9.3.2. Whenever, by any provisions of the Articles of Incorporation or these by-laws, or otherwise. any notice is required to be given any specified number of days before any meeting or event, the day on which such notice was given shall be counted, but the day of such meeting or other event shall not be counted, in determining whether or not notice has been given in proper time in a particular case.

                                  SECTION 9.4.
                                WAIVER OF NOTICE

         9.4.1. Whenever any notice is required to be given under the provisions of the laws of the State of Illinois, the Articles of Incorporation or these by-laws, a waiver thereof in writing, signed by the person entitled to such notice, or his proxy in the case of a shareholder whether before or after the time stated therein, shall be deemed equivalent thereto.

         9.4.2. Except as may be otherwise specifically provided by law, any waiver by mail, wire or wireless communication media, bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed.

         9.4.3. The presence of any shareholder at any meeting, either in person or by proxy, without protesting in writing prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         9.4.4. Attendance by a director at any meeting of the Board shall constitute a waiver of notice by him of such meeting except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened or held.

                                  SECTION 9.5.
                                  RESIGNATIONS

         9.5.1. Any officer or director may resign at any time by giving written notice to the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified in the notice.

         9.5.2. Unless otherwise specified in any notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

         9.5.3. No resignation of an officer or director shall serve to release the person submitting it from any liability or duty to the Corporation, whether created by law, the Articles of Incorporation, these by-laws, a resolution or directive of the Board or under any contract between such person and the Corporation, unless the Board shall expressly and specifically release such person from any such liability or duty.

                                  SECTION 9.6.
                             DESTRUCTION OF RECORDS

         In the event of destruction of the original records of the Corporation as a result of any disaster, the most authentic available duplicate form of the records shall be the official records in lieu of the records destroyed, and the officers of the Corporation are authorized to reconstruct the destroyed records from such duplicates.

                                  SECTION 9.7.
                SIMULTANEOUS DEATH OR INCAPACITATION OF DIRECTORS

         In the event of the simultaneous death or inability to act of a majority of the directors of the Corporation, the Board shall temporarily consist of the surviving directors of the Corporation. Such Board shall immediately elect temporary directors of the Corporation to fill vacancies, reconstruct any records which may have been destroyed and call a meeting of shareholders to elect a Board.

                                    ARTICLE X
                   INTERPRETATION, SEVERABILITY AND AMENDMENTS

                                  SECTION 10.1.
                                 INTERPRETATION

         Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of these by-laws. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine gender shall include the masculine, the feminine and the neuter genders.

                                  SECTION 10.2.
                                  SEVERABILITY

         If any provision of these by-laws, or its application to any person or circumstance is held invalid the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

                                  SECTION 10.3.
                                   AMENDMENTS

         These by-laws may be altered, amended or repealed by the affirmative vote of not less than seventy-five percent (75%) of the Directors then qualified or by the shareholders of the Corporation entitled to vote thereon. The by-laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.